Zosano Pharma Announces the Successful Formulation of a COVID-19
Vaccine Candidate on its Microneedle Patch System

FREMONT, Calif., November XX, 2021 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced the successful formulation of a COVID-19 vaccine candidate, obtained from a vaccine developer, utilizing Zosano’s microneedle patch system. Zosano’s patch consists of an array of approximately two thousand drug-coated titanium microneedles mounted on an adhesive patch that is administered to the skin using a reusable applicator.

“We are pleased to have successfully formulated a COVID-19 vaccine candidate onto our microneedle patch system, which provides additional support for the potential of our microneedle patch technology,” said Mahmoud Ameri, Ph.D., vice president of research and development at Zosano. “We believe a COVID-19 vaccine candidate using our patch technology, if successfully developed and approved, may provide an alternative to traditional intramuscular injections. The formulated patches are also designed to be stable at room temperature, which we believe may enable easier and broader distribution without the burden of cold-chain storage.”

“This successful development milestone along with previously published data on the formulation and coating of an influenza vaccine on our transdermal patch is encouraging for the broader applicability of Zosano’s technology,” said Steve Lo, chief executive officer of Zosano. “While we continue to be focused on the potential resubmission of our M207 New Drug Application, we also continue to pursue non-dilutive and partnership opportunities to expand the potential use of our technology.”

About Zosano Pharma
Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is M207, which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the benefits and potential uses of the company’s microneedle patch technology, the potential benefits and availability of a Covid-19 vaccine candidate, the potential resubmission of the M207 New Drug Application, the potential benefits and availability of M207 for patients, the pursuit of non-dilutive and partnership opportunities to expand the potential use of our technology and other future events and expectations described in this press release. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “scheduled,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:
Christine Matthews
Chief Financial Officer
510-745-1200

Zosano PR:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com